Exhibit 10.7

FUTURE LOAN(S) AGREEMENT

THE PARTIES TO THIS AGREEMENT ARE:

The Lender: Julio Antonio Quesada Murillo

The Company: Neolara Corp.

Whereas the Lender agrees to lend funds to the Company to pay for purchased Futureproof Eco Solutions LLC.

The Parties agree to the following:

1.	The duration of this agreement is three years (3) from the date of its execution.

2.	The Company will use the funds to pay for purchased Futureproof Eco Solutions LLC.

3.	The Lender will lend $46,500. The Lender may lend additional amount after the initial $46,500 loan, but he is not required to do so.

4.	The loan(s) are non-interest bearing and payable upon demand after the three years period or when the Company’s financial position allows for repayment.

Date: April 05, 2023

/s/ Julio Antonio Quesada Murillo

Julio Antonio Quesada Murillo

/s/ Julio Antonio Quesada Murillo

Company signatory – President